Exhibit 10.3

SUBSCRIPTION AGREEMENT

DPCM Capital, Inc.

382 NE 191 Street, #24148
Miami, FL 33179

DPCM Capital, Inc.

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) among DPCM Capital, Inc., a Delaware corporation (the “Company”), Jam City, Inc., a Delaware corporation (“Old Jam City”), and New Jam City, LLC, a Delaware limited liability company (“New Jam City”, and, collectively with Old Jam City, “Jam City”), the undersigned (the “Subscriber”) desires to subscribe for and purchase from the Company, and the Company desires to sell and issue to the Subscriber, that number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (referred to herein as the “Class A Common Stock” or “Common Stock”), set forth on the signature page hereof for a purchase price of $8.42 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares (as defined below) subscribed for by the Subscriber being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained in this agreement (this “Subscription Agreement”). In connection with the Transaction, (i) certain other “accredited investors” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) have entered into separate subscription agreements with the Company in substantially the same form as this Agreement, and (ii) certain other “accredited investors” (as defined in Rule 501 under the Securities Act) have entered into separate subscription agreements with the Company pursuant to separate and concurrent private placements that are on substantially similar terms and conditions as this Agreement, pursuant to which such other investors have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase an aggregate of 11,876,485 shares of Common Stock at the Per Share Price (the subscription agreements referred to in the foregoing (i) and (ii) are referred to herein collectively as the “Other Subscription Agreements” and the investors party to the Other Subscription Agreements are referred to herein collectively as the “Other Subscribers”). In connection therewith, the Subscriber and the Company agree as follows:

1. Subscription. Subject to the provisions of Section 2 hereof, (i) the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein and (ii) the Company hereby irrevocably agrees to issue and sell to the Subscriber such number of Shares as is set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

For the purposes of this Subscription Agreement, “business day” means any other day than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the Transaction Closing (the “Transaction Closing Date”). Not less than five business days prior to the scheduled or anticipated Transaction Closing Date, the Company shall provide written notice to the Subscriber (the “Closing Notice”) (i) setting forth the scheduled or anticipated Transaction Closing Date, (ii) stating that the Company reasonably expects all conditions to the Transaction Closing to be satisfied or waived, and (iii) including wire instructions for delivery of the Purchase Price to the Escrow Agent (as defined below). The Subscriber shall deliver to Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), at least one business day prior to the Transaction Closing Date specified in the Closing Notice, the Purchase Price, which shall be held in a segregated escrow account for the benefit of the Subscriber (the “Escrow Account”) until the Subscription Closing pursuant to the terms of a customary escrow agreement, which shall be on terms and conditions reasonably satisfactory to the Subscriber to be entered into by the Company and the Escrow Agent (the “Escrow Agreement”), by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. The Company shall provide to the Subscriber, no later than the date on which the Closing Notice is delivered to the Subscriber, a copy of the executed Escrow Agreement to be in force on the Transaction Closing Date. On the Transaction Closing Date, the Company shall deliver to the Subscriber (i) the Shares in book-entry form, or, if required by the Subscriber, certificated form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. Upon delivery of the Shares to the Subscriber (or its nominee or custodian, if applicable), the Purchase Price shall be released from the Escrow Account automatically and without further action by the Company or the Subscriber.

If the Transaction Closing does not occur within one business day after the Transaction Closing Date specified in the Closing Notice, the Escrow Agent shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber. Furthermore, if the Transaction Closing does not occur on the same day as the Subscription Closing, the Escrow Agent (or the Company, if the Purchase Price has been released by the Escrow Agent) shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book-entries and, if applicable, certificated shares, shall be deemed cancelled (and, in the case of certificated shares, the Subscriber shall promptly return such certificates to the Company or, as directed by the Company, to the Company’s representative or agent).

If this Subscription Agreement terminates in accordance with Section 8 hereof following the delivery by the Subscriber of the Purchase Price for the Shares, the Escrow Agent shall promptly (but not later than one business day after such termination) return the Purchase Price to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber.

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.	all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the date of the Subscription Closing (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), but in each case without giving effect to the Transaction Closing (collectively, the “Subscriber Bring-Down Condition”), and the Subscriber agrees that consummation of the Subscription Closing shall constitute a certification by the Subscriber to the Company that the Subscriber Bring-Down Condition has been satisfied; and

ii.	the Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement.

b. The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the date of the Subscription Closing (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such specified date), but in each case without giving effect to the Transaction Closing (except as otherwise provided herein) (collectively, the “Company Bring-Down Condition”), and the Company agrees that consummation of the Subscription Closing shall constitute a certification by the Company to the Subscriber that the Company Bring-Down Condition has been satisfied;

ii.	the Company shall have performed, satisfied or complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement;

iii.	no amendment, modification or waiver of the Transaction Agreement (as defined below) from and after the date hereof shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Subscriber reasonably would expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent.

iv.	the Company shall have filed with the NYSE (as defined below) an application or supplemental listing application for the listing of the Shares and the Shares shall have been approved for listing, subject to official notice of issuance;

v.	there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Subscribers thereunder unless the Subscriber has been offered the same benefits;

vi.	all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE and any stockholder approval required by the rules and regulations of the NYSE) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company from consummating the transactions contemplated hereby, including the issuance and sale of the Shares; and

vii.	there shall not have occurred any Material Adverse Effect.

c. The obligations of each of the Company and the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:

i.	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

ii.	all conditions precedent to the Transaction Closing set forth in the Transaction Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing) and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing;

iii.	the subscriptions contemplated by the Other Subscription Agreements executed by the Other Subscribers shall have been or will be consummated substantially concurrently with the Closing; and

iv.	no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing.

d. Prior to or at the Subscription Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At the Subscription Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

a. The Company is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Transaction Agreement. VNNA Merger Sub Corp. (“Merger Sub”) is the only subsidiary of the Company. Except for Merger Sub, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

b. The Shares have been duly authorized by the Company and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware.

c. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 100,000,000 shares of Class A Common Stock, and (iii) 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of the date hereof and as of immediately prior to the Subscription Closing and the Transaction Closing: (A) no shares of Preferred Stock are issued and outstanding, (B) 26,425,643 shares of Class A Common Stock are issued and outstanding, (C) 7,500,000 shares of Class B Common Stock are issued and outstanding, (D) 8,000,000 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 8,000,000 shares of Class A Common Stock are issuable in respect of such Private Placement Warrants, (E) 16,808,520 public warrants (the “Public Warrants”) are issued and outstanding and 16,808,520 shares of Class A Common Stock are issuable in respect of such Public Warrants, and (F) 3,574,357 public units (the “Public Units”) are issued and outstanding, 3,574,357 shares of Class A Common Stock and 1,191,452 Public Warrants are issuable in respect of such public units, and 1,191,452 shares of Class A Common Stock are issuable in respect of such Public Warrants underlying such public units; provided, that, to the extent the Public Units are split into their constituent shares of Class A Common Stock and Public Warrants prior to the Subscription Closing, the number of outstanding Public Units will decrease by the number of Public Units split, the number of shares of Class A Common Stock outstanding will increase by the number of Public Units split, and the number of Public Warrants outstanding will increase by one-third of the number of Public Units split. Each Private Placement Warrant and Public Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share. No Private Placement Warrants or Public Warrants are exercisable on or prior to the Transaction Closing. All (i) issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except for Merger Sub (formed for purposes of effecting the Transaction), the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements, (ii) the NM Subscription Agreement and the other agreements entered into with NM and its affiliates in connection with the Transactions (the “NM Agreements”), or (iii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock, Preferred Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares of Common Stock to be issued pursuant to any Other Subscription Agreement or the NM Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Subscription Closing; except, in certain circumstances, as provided in the Private Placement Warrants and the Public Warrants pursuant to that certain Warrant Agreement, dated as of October 20, 2020, between the Company and Continental Stock Transfer & Trust Co. Other than the NM Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

d. The Shares are not, and following the Transaction Closing and the Subscription Closing will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in paragraph 6(c) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale or transfer under the Securities Act in accordance with applicable securities laws.

e. This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by the Company and, assuming, with respect to this Subscription Agreement, the due authorization, execution and delivery of the same by the Subscriber, this Subscription Agreement and the Transaction Agreement are the legally binding obligations of the Company and are enforceable in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

f. The execution, delivery and performance of the Subscription Agreement and the Transaction Agreement, the issuance and sale of the Shares pursuant to this Subscription Agreement and the compliance by the Company with all of the provisions of this Subscription Agreement and the Transaction Agreement and the consummation of the transactions herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or materially affect the validity of the Shares or the legal authority or ability of the Company to timely comply with the terms of this Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Shares (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

g. Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 6 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (“NYSE”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement or the Transaction Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by NYSE, including with respect to obtaining shareholder approval, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction, (v) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

h. The Company is in compliance with all applicable law, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

i. The issued and outstanding shares of Common Stock of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NYSE under the symbol “XPOA” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission, respectively, to prohibit or terminate the listing of the Common Stock on NYSE or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. Upon consummation of the Transaction, the issued and outstanding shares of Class A Common Stock, including the Shares to be issued pursuant to this Subscription Agreement, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the NYSE.

j. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber. The Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. The Company has timely made all filings, reports, statements, schedules, prospectuses, registration statements and other documents, if any, required to be filed by it with the Commission since its initial registration of its Common Stock with the Commission (the “SEC Documents"). A copy of each SEC Document is available to the Subscriber via the Commission’s EDGAR system, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except as to the Warrant Accounting Matter (as hereinafter defined), none of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Common Stock under the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). Except as to the Warrant Accounting Matter, the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding anything herein to the contrary, the Company has not yet performed an analysis of the possible impact to the SEC Documents of the recent statement by the staff of the Division of Corporation Finance of the Commission (the “Staff”) on accounting and reporting considerations for warrants issued by special purpose acquisition companies or whether any of the Company’s financial statements included in the SEC Documents will be restated as a result of such Staff statement (the “Warrant Accounting Matter”). As of the date hereof and upon the Transaction Closing Date, there are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

l. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

m. Other than (i) the Other Subscription Agreements, (ii) agreements entered into, or contemplated to be entered into, with NM and its affiliates, and (iii) agreements entered into, or contemplated to be entered into, with employees of Jam City or the Company, the Company has not entered into any agreement or side letter with any Other Subscriber or investor in connection with such Other Subscriber’s or other investor’s direct or indirect investment in the Company or with any other investor. No Other Subscription Agreement or agreement (other than the NM Agreements) contains terms (economic or otherwise) more favorable to such Other Subscriber or investor than as set forth in this Subscription Agreement, and such Other Subscription Agreements or agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Purchase Price and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement. Notwithstanding anything herein to the contrary, concurrently with the execution of the Other Subscription Agreements, the Company has entered into a subscription agreement (the “NM Subscription Agreement”) with Kabam, Inc., a wholly owned subsidiary of Netmarble Corporation (“NM”). As of the date hereof, the Company has not agreed and will not agree to issue any warrant to purchase equity securities of the Company to any person in connection with the Transaction, provided that the Company has agreed, pursuant to the Transaction Agreement, to issue to option holders of New Jam City, in exchange for New Jam City options, options to purchase shares of Common Stock.

n. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement; provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof.

o. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration of the offer and sale of the Shares or would require registration of the issuance of the Shares under the Securities Act.

p. Each of the Company, Merger Sub, and of their respective directors and officers, and to Company’s knowledge, Old Jam City and New Jam City and any of their directors and officers are not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, or (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

q. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

a. The Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).

b. The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(1½)” exemption), and in each of cases (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, the Subscriber may not be able to readily resell or transfer the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c. The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the risk factors provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber further acknowledges that the information provided to the Subscriber is preliminary and subject to change and the Company is under no obligation to inform the Subscriber regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of the Company to satisfy a condition to the Subscriber’s obligations at the Subscription Closing.

e. The Subscriber acknowledges and agrees that the Company continues to review the Warrant Accounting Matter and its implications, including on the financial statements and other information included in its filings with the Commission, and any restatement, revision or other modification of such filings relating to or arising from such review, any subsequent related agreements or other guidance from the Staff shall be deemed not material for purposes of this Subscription Agreement.

f. The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company’s representation and warranty that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Subscriber is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and can afford a complete loss of such investment. The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations, warranties and covenants contained herein. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares.

j. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. If the Subscriber is an entity, the Subscriber is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into and perform its obligations under this Subscription Agreement. If the Subscriber is an individual, the Subscriber has the legal capacity to enter into and perform his or her obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, and if the Subscriber is not an individual, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound which would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to enter into and perform its obligation under this Subscription Agreement, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual, the signatory has been duly authorized to execute the same, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

m. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n. The Subscriber is not (i) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

o. As of the date of this Subscription Agreement the Subscriber does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Section 6 and Section 10, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in case the Subscriber is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

p. Subscriber will have sufficient funds to pay the Purchase Price at the Subscription Closing.

q. The Subscriber acknowledges that UBS Securities LLC or Raine Securities LLC (collectively, the “Placement Agents”) are acting as Placement Agents in connection with the sale of the Shares to institutional accredited investors (within the meaning of Rule 501(a)) and qualified institutional buyers (as defined under the Securities Act), but not in connection with sales to any other buyers.

r. If the Subscriber is a resident of Canada, the Subscriber hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.

7. Registration Rights.

a. The Company agrees that, within 30 calendar days after the Subscription Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale or transfer of the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or if the Commission notifies the Company that it will “review” the Registration Statement, 90th calendar day) following the Subscription Closing, and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Notwithstanding the foregoing, if the Commission prevents the Company from including in the Registration Statement any or all of the Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Shares by the applicable stockholders or otherwise (and notwithstanding that the Company used diligent efforts to advocate with the staff of the Commission for the registration of all or a greater portion of the Shares) (a “Rule 415 Cutback”), the Registration Statement shall register for resale or transfer such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement and, as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Shares and cause such Registration Statement to become effective as promptly as practicable after the filing thereof, but in any event no later than 30 calendar days after the filing of such Registration Statement (the “Additional Effectiveness Date”); provided, that the Additional Effectiveness Date shall be extended to 60 calendar days after the filing of such Registration Statement if the Commission notifies the Company that it will “review” such Registration Statement; provided, further the Company shall have such Registration Statement declared effective within 5 business days after the date the Company is notified in writing by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which such Shares have actually been sold and (ii) the date which is three years after the later of (A) the Effectiveness Date and (B) if there is a Rule 415 Cutback, the Additional Effectiveness Date. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date (or any Additional Effectiveness Date) shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7. Upon notification by the Commission that any Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. The Company shall provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing of the Registration Statement, and Subscriber shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the filing of the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requires that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending, an event has occurred or circumstances exist, which negotiation, consummation, event or circumstances, the Company’s CEO, CFO or General Counsel reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s CEO, CFO or General Counsel, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than 2 occasions or for more than 60 consecutive calendar days, or more than 90 total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information and which notice shall not subject the Subscriber to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material, nonpublic information or subject the Subscriber to any duty of confidentiality). If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Class A Common Stock to a transferee of the Subscriber in connection with any sale of Shares with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

i.	Advise the Subscriber within 5 business days:

A.	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

B.	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

C.	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

D.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

E.	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding the Company or subject the Subscriber to any duty of confidentiality;

ii.	use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

iii.	upon the occurrence of any Suspension Event, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

iv.	until the Subscriber no longer holds any Shares, use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Shares issued by the Company have been listed;

v.	until the Subscriber no longer holds any Shares, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable Subscriber to sell the Shares under Rule 144 including, but not limited to, filing all reports and other materials required to be filed by the Exchange Act to the extent the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144; and

vi.	if the Shares acquired hereunder are at any time either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without volume or manner of sale limitations under Rule 144 under the Securities Act, then at the Subscriber’s request, the Company will take such actions necessary, in cooperation with the Company’s transfer agent (including, if required by the Company’s transfer agent, delivering an opinion of the Company’s counsel in a form reasonably acceptable to the Company’s transfer agent), to remove any restrictive legend set forth on such Shares so that Subscriber can move the Shares to its prime brokerage accounts without restriction (provided that in the case of (i) above, the Subscriber will represent to transfer the Shares only pursuant to the Company’s effective resale shelf Registration Statement on Form S-1 in a manner contemplated therein, where the Subscriber shall deliver a representation letter to the Company’s counsel, in form and substance reasonably acceptable to Company’s counsel (and if requested by the Company’s counsel, a representation letter from Subscriber’s prime broker) and in the case of (ii) above, the Subscriber shall deliver a representation letter to the Company’s counsel in form and substance reasonably acceptable to the Company’s counsel).

d. The Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Subscriber not receive notices from the Company otherwise required by this Section 7; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Company in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, the Company will so notify the Subscriber, within one business day of the Subscriber’s notification to the Company, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material, nonpublic information or subject the Subscriber to any duty of confidentiality).

e. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (if the Subscriber is named as a selling shareholder under the Registration Statement), its officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber expressly for use in such Registration Statement, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner to the extent required, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers, sales or transfers effected by or on behalf of a Subscriber in violation of Section 7(e) hereof. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

f. The Subscriber shall, severally and not jointly with any Other Subscriber or other person that is a party to any Other Subscription Agreements, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. The Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

g. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

h. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(h) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

i. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the termination of the definitive agreement among the Company, Old Jam City and New Jam City with respect to the Transaction dated as of the date hereof (the “Transaction Agreement”), in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived upon or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, or (d) at the election of the Subscriber, if the Transaction Closing shall not have occurred by the Outside Date (as defined in the Transaction Agreement as in effect on the date hereof and without giving effect to any amendment, waiver or modification to the Transaction Agreement on and after the date hereof but giving effect to any extension of the Outside Date permitted by the Transaction Agreement as in effect on the date hereof without any amendment, waiver or modification of the Transaction Agreement being required to effect such extension); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Subscriber of the termination of the Transaction Agreement after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

9. Trust Account Waiver. The Subscriber acknowledges that the Company is a special purpose acquisition company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering filed with the Commission on October 23, 2020 and available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit or prohibit (i) the Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (iii) the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement.

10. No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement until the Subscription Closing, none of the Subscriber or any person or entity acting on behalf of the Subscriber or pursuant to any understanding with the Subscriber will engage in any Short Sales with respect to securities of the Company. Notwithstanding the foregoing, (a) nothing herein shall prohibit entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales”, (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 10 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement, and (c) this Section 10 shall not apply to (x) any sale (including the exercise of any redemption right) of securities of the Company (i) held by the Subscriber, its controlled affiliates and/or affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates and/or affiliates prior to the execution of this Subscription Agreement or (ii) purchased by the Subscriber, its affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates and/or affiliates in open market transactions after the execution of this Subscription Agreement or (y) ordinary course, non-speculative hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned (beneficially or of record) or subscribed for at the time of such transactions.

11. Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company or any of its officers, directors, employees, affiliates or agents has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees, affiliates or agents and from the issuance of the Disclosure Document, the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, any of its officers, directors, employees or agents, or any of their respective affiliates. Except with the express written consent of the Subscriber and unless prior thereto the Subscriber and the Company shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the Company or the Transaction from and after the filing of the Disclosure Document. The Company understands and confirms that the Subscriber and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that without the prior written consent of the other party hereto it will not (and in the case of the Company it will cause its representatives not to) publicly make reference to such other party or any of its affiliates (i) in connection with the Transaction or this Subscription Agreement (provided that the Subscriber may disclose its entry into this Subscription Agreement and the Purchase Price) or (ii) in any promotional materials, media, or similar circumstances, except, in each case, as required by law or regulation or at the request of the Staff or regulatory agency or under the regulations of NYSE, including, in the case of the Company (a) as required by the federal securities law in connection with the Registration Statement, (b) the filing of a form of this Subscription Agreement with the Commission and (c) the filing of the Registration Statement on Form S-4 and related proxy statement to be filed by the Company with respect to the Transaction, in which case the Company shall provide the Subscriber with prior written notice of such disclosure permitted under this subclause (ii) and shall reasonably consult with Subscriber regarding such disclosure.

b. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any, and the rights set forth in Section 7) may be transferred or assigned without the prior written consent of the other party hereto; provided, that Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement, with the Company’s consent, to another person.

c. The Company may request from the Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber promptly shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Company agrees to keep confidential any such information to the extent such information is not in the public domain, was not provided lawfully to the Company by another source not under a duty of confidentiality and except to the extent disclosure of such information by the Company is compelled by law, court order or a self-regulatory organization such as NYSE or FINRA or required to be included in the Registration Statement, in which case, the Company shall provide the Subscriber with prior written notice of any disclosure of such information if reasonably practicable and legally permitted and shall reasonably consult with Subscriber regarding such disclosure.

d. The Subscriber acknowledges that the Company and, only following the Subscription Closing and the Transaction Closing, New Jam City may rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. The Company acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Subscription Closing, the Subscriber agrees to notify the Company promptly if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Subscriber shall notify the Company if they are no longer accurate in all respects). Prior to the Subscription Closing, the Company agrees to notify the Subscriber promptly if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Material Adverse Effect, in which case the Company shall notify the Subscriber if they are no longer accurate in all respects).

e. The Company and the Subscriber are entitled to rely upon this Subscription Agreement and each party hereto is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, governmental authority or self-regulatory organization to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. Except if required by law, governmental authority or self-regulatory organization, without the prior written consent of the Subscriber, the Company shall not, and shall cause its representatives, not to, disclose the existence of this Subscription Agreement or any negotiations related hereto, or to use the name of the Subscriber or any information provided by the Subscriber in connection herewith in or for the purpose of any marketing activities or materials or for any similar or related purpose.

g. All the agreements, representations and warranties made by each party to this Subscription Agreement shall survive the Subscription Closing.

h. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 hereof) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in subsection (d) of this Section 11 and Section 7, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled to seek at law, in equity, in contract, in tort or otherwise.

n. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with no “bounceback” or notice of non-delivery) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(n)):

i.	if to the Subscriber, to such address or addresses set forth on the Subscriber’s signature page hereto;

ii.	if to the Company prior to the Transaction Closing, to:

DPCM Capital, Inc.

382 NE 191 Street, #24148

Miami, FL 33179

Attention: Emil Michael

Telephone: (305) 857-5086

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

Attention: Alan Annex

Kevin Friedmann

Email: AnnexA@gtlaw.com

FriedmannK@gtlaw.com

iii.	If to Jam City prior to the Transaction Closing, to:

Jam City, Inc.

3562 Eastham Drive

Culver City, CA 90232
Attention: Rob Zakari

Email: rob@jamcity.com

With a required copy to (which shall not constitute notice):

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Mark C. Stevens

James D. Evans

Katherine K. Duncan

Email:         mstevens@fenwick.com

jevans@fenwick.com

kduncan@fenwick.com

iv.	If to the Company after the Transaction Closing, to:

Jam City, Inc.

3562 Eastham Drive

Culver City, CA 90232
Attention: Rob Zakari

Email: rob@jamcity.com

With a required copy to (which shall not constitute notice):

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention:          Mark C. Stevens

James D. Evans

Katherine K. Duncan

Email:	mstevens@fenwick.com jevans@fenwick.com

kduncan@fenwick.com

o. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(o).

p. If any change in the Class A Common Stock shall occur between the date hereof and immediately prior to the Subscription Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Subscriber and the Purchase Price shall be appropriately adjusted to reflect such change.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which shares are to be registered (if different):	Date: _______________, 2021
Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: __________________	Attn: __________________

Telephone No.:	Telephone No.:
Email Address:	Email Address:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $8.42

The above Subscriber agrees that it shall pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, DPCM Capital, Inc. has accepted this Subscription Agreement as of the date set forth below.

DPCM CAPITAL, INC.

By:
Name:
Title:

Date: ____________, 2021

[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	INDIVIDUAL / ENTITY ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

☐	You are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

☐	If you are an individual: Your individual net worth, or joint net worth with your spouse, exceeds $1,000,000, excluding the value of your primary residence.

☐	If you are an individual: You personally have had an individual income in excess of $200,000 in each of the two (2) most recent calendar years and you reasonably expect an income in excess of $200,000 in the current calendar year.

☐	If you are an individual: Your joint income with your spouse is in excess of $300,000 in each of the two (2) most recent calendar years and you reasonably expect a joint income in excess of $300,000 in the current calendar year.

☐	If you are an individual: You hold at least one of the following professional licenses in good standing: a Series 7, Series 65 or Series 82 license.

☐	If you are an individual: You are a family client (as defined in Rule 202(a)(11)(G)–1 under the Advisers Act) whose investments are directed by a person with such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a “qualifying family office”).

☐	If you are an entity: You are an entity in which all of the equity owners are accredited investors (within the meaning of Rule 501(a) under the Securities Act).

☐	If you are an entity: You have total assets or investments in excess of $5,000,000 and have not been formed for the purpose of investing in the Company.

☐	If you are a trust (other than a business trust): You have total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Company and whose decision to invest has been directed by qualifying family office.

☐	If you are an entity, you are a family client whose investments are directed by a qualifying family office.

B.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

C.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9), (12) or (13) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(a)(13) of the Securities Act.

Schedule A - 1

☐	We are an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Adviser’s Act”).

☐	We are an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

☐	We are a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	We are a family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

☐	We are a family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements of clause (d) above and whose prospective investment in the Company is directed by that family office pursuant to clause (12)(iii) above;

☐	We are an entity of a type not previously listed that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act;

☐	We are an entity in which all of the equity owners are institutional accredited investors under any of the above subparagraphs.

E.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement

Schedule A - 2

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER (Canadian Investors Only)

1.	We hereby declare, represent and warrant that:

(a)	we are purchasing the Shares as principal for our own account, or are deemed to be purchasing the Shares as principal for our own account in accordance with applicable Canadian securities laws, and not as agent for the benefit of another investor;

(b)	we are residents in or subject to the laws of one of the provinces or territories of Canada;

(c)	we are entitled under applicable securities laws to purchase the Shares without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, are both:

a.	an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion in Section 11 below, and we are not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and

b.	a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) by virtue of satisfying the indicated criterion in Section 12 below

(d)	we have received, reviewed and understood, this Subscription Agreement and certain disclosure materials relating to the placing of Shares in Canada and, are basing our investment decision solely on this Subscription and the materials provided by the Company and not on any other information concerning the Company or the offering of the Shares;

(e)	[omitted];

(f)	we will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities laws to permit the purchase of the Shares on the terms set forth herein and, if required by applicable Canadian securities laws, will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Shares as may be required by any applicable Canadian securities laws, securities regulator, stock exchange or other regulatory authority; and

(g)	neither we nor any party on whose behalf we are acting has been established, formed or incorporated solely to acquire or permit the purchase of Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

2.	We are aware of the characteristics of the Shares, the risks relating to an investment therein and agree that we must bear the economic risk of its investment in the Shares. We understand that we will not be able to resell the Shares under applicable Canadian securities laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and we (and not the Company) are responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Canadian securities laws in connection with any resale of the Shares.

3.	We hereby undertake to notify the Company immediately of any change to any declaration, representation, warranty or other information relating to us set forth herein which takes place prior to the closing of the purchase of the Shares applied for hereby.

Schedule B - 1

4.	We understand and acknowledge that (i) the Company is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the Shares in Canada; and (ii) the Company currently has no intention of becoming a reporting issuer in Canada and the Company is not obligated to file and has no present intention of filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Shares to the public, or listing the Company’s securities on any stock exchange in Canada and thus the applicable restricted period or hold period may not commence and the Shares may be subject to an unlimited hold period or restricted period in Canada and in that case may only be sold pursuant to limited exemptions under applicable securities legislation.

5.	We confirm we have reviewed applicable resale restrictions under relevant Canadian legislation and regulations . and we acknowledge that any certificates evidencing the Shares will be endorsed with a legend setting out resale restrictions under applicable Canadian securities laws in substantially the following form:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and one day after the later of (i) [insert distribution date], and (ii) the date the issuer became a reporting issuer in any Canadian province or territory.”

6.	It is acknowledged that we should consult our own legal and tax advisors with respect to the tax consequences of an investment in the Shares in our particular circumstances and with respect to the eligibility of the Shares for investment by us and resale restrictions under relevant Canadian legislation and regulations, and that we have not relied on the Company or on the contents of the disclosure materials provided by the Company, for any legal, tax or financial advice.

7.	If we are a resident of Quebec, we acknowledge that it is our express wish that all documents evidencing or relating in any way to the sale of the Shares be drawn in the English language only. Si nous sommes résidents de la province de Québec, nous reconnaissons par les présentes que c’est notre volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des engagements soient rédigés en anglais seulement.

8.	We understand and acknowledge that we are making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Company and the agents in determining our eligibility to purchase the Shares, including the availability of exemptions from the prospectus requirements of applicable Canadian securities laws in connection with the issuance of the Shares.

9.	We consent to the collection, use and disclosure of certain personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities.

10.	If we are an individual resident in Canada, we acknowledge that: (A) the Company or the agents may be required to provide personal information pertaining to us as required to be disclosed in Schedule I of Form 45-106F1 Report of Exempt Distribution (“Form 45-106F1”) under NI 45-106 (including its name, email address, address, telephone number and the aggregate purchase price paid by the purchaser) (“personal information”) to the securities regulatory authority or regulator in the local jurisdiction (the “Regulator”); (B) the personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation; and (C) the personal information is being collected for the purposes of the administration and enforcement of the securities legislation; and by purchasing the securities, we shall be deemed to have authorized such indirect collection of personal information by the Regulator. Questions about the indirect collection of information should be directed to the Regulator in the local jurisdiction, using the contact information set out below:

(a)	in Alberta, the Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, toll free in Canada: 1-877-355-0585, Email: inquiries@asc.ca;

Schedule B - 2

(b)	in British Columbia, the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6500, toll free in Canada: 1-800-373-6393, Email: inquiries@bcsc.bc.ca;

(c)	in Manitoba, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, toll free in Manitoba 1-800-655-5244, Email: securities@gov.mb.ca;

(d)	in New Brunswick, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, toll free in Canada: 1-866-933-2222, Email: info@fcnb.ca;

(e)	in Newfoundland and Labrador, Government of Newfoundland and Labrador, Office of Superintendent of Securities, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador, A1B 4J6, Telephone: (709) 729-4189;

(f)	in the Northwest Territories, the Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Attention: Superintendent of Securities, Telephone: (867) 767-9305;

(g)	in Nova Scotia, the Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768 toll free in Canada: 1-855-424-2499, Email: NSSCinquiries@novascotia.ca;

(h)	in Nunavut, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590;

(i)	in Ontario, the Inquiries Officer at the Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, toll free in Canada: 1-877-785-1555, Email: exemptmarketfilings@osc.gov.on.ca;

(j)	in Prince Edward Island, the PEI Office of the Superintendent of Securities, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569;

(k)	in Québec, the Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or (418) 525-0337, toll free in Canada 1-877-525-0337, Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

(l)	in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879, Email: fcaa@gov.sk.ca; and

(m)	in Yukon, Office of the Superintendent of Securities, Government of Yukon, Department of Community Services, 307 Black Street, 1st Floor, P.O. Box 2703, C-6, Whitehorse, Yukon Y1A 2C6, Telephone: (867) 667-5466, Email: securities@gov.yk.ca.

Schedule B - 3

11.	We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, an “accredited investor” as defined in NI 45-106 or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion below:

Please check the category that applies:

☐	(a)

Except for a Purchaser resident in Ontario, a Canadian financial institution, or a Schedule III bank.

For a purchaser resident in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Securities Act (Ontario).

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐	(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b) if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐	(d)	a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,
	(e)	[omitted]
	(e.1)	[omitted]
☐	(f)	the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,
☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$1,000,000. [Please complete Appendix “A”.]
☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$5,000,000,
	(k)	an individual whose net income before taxes exceeded CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year. [Please complete Appendix “A”.]
	(l)	an individual who, alone or with a spouse, has net assets of at least CAD$5,000,000. [Please complete Appendix “A”.]
☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,
☐	(n)	an investment fund that distributes or has distributed its securities only to
(i) a person that is or was an accredited investor at the time of the distribution,
(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or
(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment],
☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

Schedule B - 4

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
☐	(q)	a person acting on behalf of a fully managed account[1] managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function,
☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
☐	(v)	a person that is recognized or designated by the securities regulatory authority as an accredited investor,
☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

1	A “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

Schedule B - 5

APPENDIX “A”

RISK ACKNOWLEDGEMENT FORM

Form 45-106F9
Risk Acknowledgement Form for Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Class A Common Stock	Issuer: DPCM Capital Inc.

Purchased from: DPCM Capital Inc.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $___________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice -- You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

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3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial all of the statements that apply to you. The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of contact person [please print]:
Telephone:	Email:
Name of firm (if registered):

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SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment
DPCM Capital Inc.
382 NE 191 Street, #24148
Contact person: ●
Telephone number: ●
[Email]
[Website]

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form Instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.
2.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.
3.	The purchaser must sign this form. Each of the purchaser and the issuer must receive a copy of this form signed by the purchaser. The issuer is required to keep a copy of this form for 8 years after the distribution.

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